UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            April 2, 2012

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 2, 2012, Mueller Water Products, Inc. ("Parent") completed the divestiture of United States Pipe and Foundry Company, LLC and Fast Fabricators, LLC (each a wholly owned subsidiary of Parent and, together, “U.S. Pipe”). The transaction was made pursuant to a purchase agreement, dated March 7, 2012, among Parent, Mueller Group, LLC, a wholly owned subsidiary of Parent (“Seller”), and USP Holdings Inc. ("Purchaser"), an affiliate of Wynnchurch Capital, Ltd. As consideration for all of the issued and outstanding membership interests of U.S. Pipe, Purchaser paid Seller $89.8 million in cash, plus $4.2 million for estimated net working capital and estimated net indebtedness adjustments subject to post-closing adjustments. Purchaser also agreed to reimburse Parent for certain liabilities, currently estimated at $10.2 million.
Parent will recognize a loss on the divestiture of U.S. Pipe and the preliminary estimate of this loss will be reflected in Parent's financial results for the quarter ended March 31, 2012.  The unaudited condensed consolidated pro forma balance sheet attached as Exhibit 99.2 indicates a loss of $115.3 million, which is based on the actual proceeds received by Parent on April 2, 2012 compared to assets and liabilities of U.S. Pipe at December 31, 2011.  The divestiture of U.S. Pipe will also result in a tax loss for Parent. U.S. Pipe's assets and liabilities at the effective time of closing of the transaction will be different and will be used to determine the actual loss.
The information set forth in item 1.01 of the current report on Form 8-K filed by Parent with the Securities and Exchange Commission (the "SEC") on March 7, 2012 is incorporated by reference into this item.
On April 2, 2012, Parent and Purchaser issued a joint press release announcing the closing of the transaction. A copy of the press release is attached as Exhibit 99.1.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 2, 2012, Parent and United States Pipe and Foundry Company, LLC entered into an assignment and assumption agreement, pursuant to which Parent agreed to assign to United States Pipe and Foundry Company, LLC and United States Pipe and Foundry Company, LLC agreed to assume from Parent all of Parent's right, title and interest to that certain employment agreement, dated August 9, 2010, between Parent and Mr. Paul Ciolino. Mr. Ciolino serves as the President of United States Pipe and Foundry Company, LLC.
The foregoing description of the assignment and assumption agreement does not purport to be complete and is qualified in its entirety by reference to the assignment and assumption agreement, a copy of which is attached as Exhibit 10.21.3.
Item 8.01.    Other Events
Mr. Keith Belknap has been named as Parent's senior vice president, general counsel and corporate secretary and has been designated as an executive officer of Parent.
Cautionary Note Concerning Forward-Looking Statements

This current report on Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that Parent's management intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements Parent makes regarding its expected use of the proceeds from the divestiture of U.S. Pipe. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions. See the section entitled “Risk Factors” in Parent's annual report on Form 10-K for the year ended September 30, 2011 filed with the SEC for a more complete discussion of the risks related to forward-looking statements. Undue reliance should not be placed on any forward-looking statements. Parent does not have any intention or obligation to update forward-looking statements, except as required by law.

Item 9.01    Financial Statements and Exhibits
(b) Pro Forma Financial Information.
The following information is attached as Exhibit 99.2 and incorporated herein by reference:
(i) Unaudited condensed consolidated pro forma balance sheet for Parent at December 31, 2011
(ii) Unaudited condensed consolidated pro forma statement of operations from continuing operations for Parent for the three months ended December 31, 2011

(iii) Unaudited condensed consolidated pro forma statement of operations from continuing operations for Parent for the three months ended December 31, 2010
(iv) Unaudited condensed consolidated pro forma statement of operations from continuing operations for Parent for the year ended September 30, 2011
(d) Exhibits.

10.21.3    Assignment and Assumption Agreement, dated April 2, 2012, between Mueller Water Products, Inc. and United States Pipe and Foundry Company, LLC
99.1    Press release, dated April 2, 2012
99.2    Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2012	MUELLER WATER PRODUCTS, INC.

/s/ Gregory E. Hyland
Gregory E. Hyland
Chairman, President and Chief Executive Officer